Exhibit 99.1

WALTHAM, Mass., July 15, 2015 (GLOBE NEWSWIRE) — Radius Health, Inc. (“Radius” or “we”) (Nasdaq:RDUS), a science-driven biopharmaceutical company developing new therapeutics for patients with advanced osteoporosis as well as other serious endocrine-mediated diseases including hormone responsive metastatic breast cancer, today announced that early but promising preclinical data show that its investigational drug RAD1901, in combination with CDK4/6 inhibitors, such as Pfizer’s palbociclib and mTOR inhibitors, such as Novartis’ everolimus, was effective in shrinking tumors.

In breast cancer models using patient derived xenografts with either wild type or mutant ESR1, treatment with RAD 1901 resulted in marked tumor growth inhibition, but the combination of RAD1901 with either agent, palbociclib or everolimus, showed anti-tumor activity that was significantly greater than either agent alone. RAD1901 is being evaluated at high doses as a Selective Estrogen Receptor Degrader (SERD) for potential use in metastatic breast cancer.

In addition to this preclinical study, Radius has also recently completed a pharmacokinetic/ pharmacodynamic study in healthy volunteers. In total, 52 subjects were treated with doses between 200 mg and 1000mg for up to 7 days. Preliminary data suggested that all doses were generally well tolerated. A subset of subjects received baseline and FES-PET after 7 days to evaluate ER signal attenuation, and we expect to report the final results of this study in the third quarter of this year.

Separately, an abstract titled “RAD1901: a novel, orally bioavailable selective estrogen receptor degrader that demonstrates antitumor activity in breast cancer xenograft models” of the preclinical characterization, anti-tumor activity and therapeutic potential of investigational drug RAD1901 in breast cancer has been published in the online journal Anti-Cancer Drugs, and can be found athttp://journals.lww.com/anticancerdrugs/Abstract/publishahead/RAD1901.

“These data provide Radius with important insights to evaluate multiple options including combination therapies as we seek to accelerate the next phases of our clinical development program for RAD1901 in metastatic breast cancer,” said Robert E. Ward, President and CEO of Radius Health.

Radius is currently screening and enrolling patients in a Phase 1 multicenter, open-label, two-part, dose-escalation study of the investigational drug RAD1901 in postmenopausal women with advanced estrogen receptor positive and HER2-negative breast cancer. The study is designed to determine the recommended Phase 2 dose of RAD1901, and includes a preliminary evaluation of the potential anti-tumor effects. Following the determination of an optimal dose, Radius plans to initiate trials in a larger expansion cohort to evaluate the potential role of the investigational drug RAD1901 in combination with currently available therapies.

About the Investigational Drug RAD1901

Radius is developing the investigational drug RAD1901 as a potential treatment for estrogen positive (ER+) cancers, like breast, ovarian or endometrial cancer. Currently, Radius is focusing its clinical research activities in breast cancer. The National Cancer Institute estimates that approximately 70% of breast cancers are ER+ and may grow in response to exposure to estrogen. Endocrine therapy is intended to block the estrogen signal or reduce the production of estrogen. More information about breast cancer and endocrine therapy may be found on the National Cancer Institute websitehttp://www.cancer.gov/cancertopics/factsheet/Therapy/hormone-therapy-breast.

RAD1901 is an investigational, non-steroidal small molecule that is designed to selectively bind and degrade the ER. RAD1901 has demonstrated potent anti-tumor activity in xenograft models of ER+ breast cancer in preclinical testing and complete suppression of the FES-PET signal after six days of dosing in a maximum tolerated dose clinical study. In preclinical models thus far, RAD1901 has shown good tissue selectivity, does not appear to stimulate the uterine endometrium, and appears to protect against bone loss in an ovariectomy-induced osteopenia rat model. In addition, we believe that RAD1901 also has the ability to cross the blood-brain barrier. In vitro, treatment of human breast cancer cell lines with the investigational drug RAD1901 resulted in degradation of the ER and inhibition of both basal and estradiol-stimulated proliferation.

Radius has begun a Phase 1 multicenter, open-label, two-part, dose-escalation study of the investigational drug RAD1901 in postmenopausal women with advanced estrogen receptor positive and HER2-negative breast cancer. The study is designed to determine the recommended Phase 2 dose of RAD1901, and includes a preliminary evaluation of the potential anti-tumor effects. The incidence of dose limiting toxicities will be assessed during the first 28 days. Tumor response will be evaluated in patients with measurable or evaluable disease, using RECISTv1.1 guidelines every 8 weeks until the date of first documented progression or date of death from any cause, whichever comes first, assessed up to 12 months of treatment. Plasma concentrations of RAD1901 will be assessed every 28 days for up to 12 months of treatment. The details of the Phase 1 study of RAD1901 are posted on www.clinicaltrials.gov.

Radius is also developing RAD1901 at lower doses as a Selective Estrogen Receptor Modulator (SERM) , for the potential treatment of vasomotor symptoms. Historically, hormone replacement therapy (“HRT”) with estrogen or progesterone was considered the most efficacious approach to relieving menopausal symptoms such as hot flashes. However, because of the concerns about the potential long-term risks and contraindications associated with HRT, Radius believes a significant need exists for new therapeutic treatment options to treat vasomotor symptoms. In a Phase 2 proof of concept study, RAD1901 at lower doses demonstrated a reduction in the frequency and severity of moderate and severe hot flashes. Radius intends to commence a Phase 2b trial in vasomotor symptoms in the second half of 2015.

About Radius Health

Radius is a science-driven biopharmaceutical company developing new therapeutics for patients with advanced osteoporosis as well as other serious endocrine-mediated diseases including hormone responsive cancers. Radius’ lead development candidate is the investigational drug abaloparatide for subcutaneous injection, currently in Phase 3 development for potential use in the reduction of fracture risk in postmenopausal women with severe osteoporosis. The Radius clinical portfolio also includes an investigational abaloparatide transdermal patch for potential use in osteoporosis and the investigational drug RAD1901 for potential use in hormone driven, or hormone resistant, metastatic breast cancer, including breast cancer brain metastases. www.radiuspharm.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding the significance of data from preclinical studies of RAD1901, the potential treatment outcomes of RAD1901 in combination with CDK or other drugs, the potential impact of new oral regimens on treating breast cancer, plans for future trials of RAD1901, RAD1901’s ability to cross the blood-brain barrier, the timing and methods of assessments and evaluations as part of our Phase 1 study of RAD1901, the potential of RAD1901 as a treatment for vasomotor symptoms and the timing of a Phase 2b clinical trial of RAD1901 for the treatment of vasomotor symptoms.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: we have no product revenues; our need for additional funding, which may not be available; we are not currently profitable and may never become profitable; restrictions imposed on our business by our credit facility, and risks related to default on our obligations under our credit facility; risks related to raising additional capital; our limited operating history; quarterly fluctuation in our financial results; our dependence on the success of abaloparatide-SC, and our inability to ensure that abaloparatide-SC will obtain regulatory approval or be successfully commercialized; risks related to clinical trials, including having most of our products in early stage clinical trials and uncertainty that results will support our product candidate claims; the risk that adverse side effects will be identified during the development of our product candidates; product candidates for which we obtain marketing approval, if any, could be subject to restrictions or withdrawal from the market and we may be subject to penalties; failure to achieve market acceptance of our product candidates; risks related to the use of our limited resources on particular product candidates and not others; delays in enrollment of patients in our clinical trials, which could delay or prevent regulatory approvals; the dependence of our drug development program upon third-parties who are outside of our control; the risk that a regulatory or government official will determine that third-parties with a financial interest in the outcome of the Phase 3 study of abaloparatide-SC affected the reliability of the data from the study; our reliance on third parties to formulate and manufacture our product candidates; failure to establish additional collaborations; our lack of experience selling, marketing and distributing products and our lack of internal capability to do so; failure to compete successfully against other drug companies; developments by competitors may render our products or technologies obsolete or non-competitive; risks related to the fact that our drugs may sell for inadequate prices or patients may be unable to obtain adequate reimbursement; effects of product liability lawsuits on commercialization of our products; failure to comply with obligations of our intellectual property licenses; failure to protect our intellectual property or failure to secure necessary intellectual property related to abaloparatide-SC, abaloparatide-TD, RAD1901 and/or RAD140; our or our licensors’ inability to obtain and maintain patent protection for technology and products; risks related to our compliance with patent application and maintenance requirements; failure to protect the confidentiality of our trade secrets; risks related to our infringement of third parties’ rights; risks associated with intellectual property litigation, including expending substantial resources and distracting personnel from their normal responsibilities; risks associated with healthcare reform; our failure to comply with healthcare laws and regulations; our exposure to claims associated with the use of hazardous materials and chemicals; as we become involved in drug commercialization, risks related to our inability to successfully manage our growth and expanded operations; risks relating to business combinations and acquisitions; our reliance on key executive officers and advisors; our inability to hire additional qualified personnel; volatility in the price of our common stock; capital appreciation is the only source of gain for our common stock; risks related to increased costs and compliance initiatives associated with operating as a public company; our directors, executive officers and principal stockholders have substantial influence over us and could delay or prevent a change in control; future sales of our common stock could depress the price of our common stock; risks related to securities or industry analysts ceasing to publish research about us or publishing inaccurate or unfavorable information about us, which could cause the price of our common stock to decline; provisions in our charter documents and Delaware law that could discourage takeover attempts; and our ability to use our net operating loss carryforwards and certain other tax attributes may be limited. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, on May 6, 2015, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

CONTACT: Investor Relations

Barbara Ryan

Clermont Partners

Partner

203-274-2825

Bryan@radiuspharm.com